Exhibit 99.1

	Investor Contact:	Randy Atkinson
(954) 308-7639
randalatkinson@spherion.com
	Media Contact:	Lesly Cardec
FOR IMMEDIATE RELEASE		(800) 422-3819
leslycardec@spherion.com

SPHERION ANNOUNCES THIRD QUARTER 2009 FINANCIAL RESULTS

     FORT LAUDERDALE, Fla., October 28, 2009 — Spherion Corporation (NYSE: SFN) today announced financial results for the third quarter ended September 27, 2009.

     Spherion president and CEO Roy Krause commented, “Our revenues in the third quarter increased nearly 3% from the prior quarter as the economy continued to show signs of improvement. Additionally, we once again exceeded our 2.0% EBITDA target due to focused cost management.”

FINANCIAL HIGHLIGHTS

  Third quarter 2009 revenues were $420 million, compared with $542 million last year.
  Loss from continuing operations in the third quarter was $0.1 million, or $0.00 per share, compared with earnings of $4.1 million, or $0.08 per share, in the prior year.
  Adjusted earnings from continuing operations (defined below) in the third quarter were $0.5 million, or $0.01 per share, compared with adjusted earnings in the same prior year period of $4.1 million, or $0.08 per share.
  Adjusted EBITDA (defined below) in the third quarter was $9.2 million, or 2.2% of revenues, compared with $15.4 million, or 2.8% of revenues, in the prior year.
  Revenues for the first nine months of 2009 were $1.3 billion compared with $1.7 billion for the same period in 2008. Adjusted loss from continuing operations for the first nine months of 2009 was $3.0 million, or $0.06 per share, compared with earnings of $11.8 million, or $0.22 per share, for the same period in 2008. Adjusted EBITDA for the first nine months was $19.2 million compared with $45.7 million for the same period last year.

  Net debt was $11.7 million at the end of the third quarter, compared with $31.7 million at the end of 2008. Availability under the credit facility was $101.7 million as of the end of September.

     Krause continued, “As the economic recovery takes hold, our focus is now shifting towards growing operating margins through expansion of our higher value services such as recruitment process outsourcing, where we are the industry leader, and professional staffing and solutions, while continuing our focus on operational effectiveness. I believe that we are well positioned operationally and strategically to emerge from this tumultuous period with a more balanced mix of business.”

THIRD QUARTER OPERATING PERFORMANCE

     Within Professional Services, third quarter revenues were down compared with both the same prior year period and the second quarter, 28.6% and 6.0%, respectively. Gross profit margins in third quarter 2009 were 26.8% compared with 27.6% in the second quarter. SG&A was down 8.4% sequentially compared with the second quarter and represented 22.4% of revenues this quarter compared with 23.0% of revenues in the second quarter. Segment operating profit was $7.1 million, or 4.4% of revenues, compared with $9.1 million, or 4.0% of revenues, last year and $8.0 million in the second quarter, or 4.6% of revenues.

     Year over year revenues in Staffing Services for the quarter were down 18.2% compared with the same period last year and up 9.0% compared with the second quarter. Gross profit margins were 14.9% in third quarter 2009 compared with 15.1% in the second quarter. SG&A expenses as a percentage of revenues were 14.8% in third quarter 2009 compared with 15.4% in the second quarter. Segment operating profit was $0.2 million, or 0.1% of revenues, compared with $5.3 million, or 1.7% of revenues, last year and a loss of $0.7 million last quarter, or (0.3%) of revenues.

OTHER ITEMS

     The Company purchased 405,864 shares of its common stock during the third quarter of 2009 at an average price of $5.74 per share. The Company continues to purchase shares under the Board of Directors’ authorization to offset the dilution of employee benefit plans.

OUTLOOK

     Revenues per day in the first three weeks of October were about 5% higher than during the third quarter. The current economic environment and the impact of the holiday season make it difficult to predict how revenues will trend throughout the remainder of the fourth quarter.

ABOUT SPHERION

     Spherion Corporation (NYSE:SFN) is a leading recruiting and staffing company that provides integrated solutions and breakout specialties to meet the evolving needs of companies and job candidates. As an industry pioneer for more than 60 years, Spherion has sourced, screened and placed millions of individuals in temporary, temp-to-hire and full-time jobs.

     With approximately 575 locations in the United States and Canada, Spherion delivers innovative workforce solutions that improve business performance. Spherion provides its services to approximately 10,000 customers, from Fortune 500 companies to a wide range of small and mid-size organizations. Employing more than 215,000 people annually through its network, Spherion is one of North America’s largest employers. Spherion operates under the following brands: Spherion Staffing Services Group for administrative, clerical and light industrial workers; Technisource for technology professionals and solutions; The Mergis Group for accounting and finance and other professional positions; Todays Office Professionals for specialty administrative personnel; and SourceRight Solutions for recruitment process outsourcing. To learn more, visit www.spherion.com.

This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. Factors that could cause future results to differ from current expectations include risks associated with: Competition – our business operates in highly competitive markets with low barriers to entry and we may be unable to compete successfully against existing or new competitors; Economic conditions – any further significant economic downturn could result in less demand from customers and lower revenues; Customers – a loss of customers may result in a material impact on our results of operations; Debt and debt compliance – market conditions and failure to meet certain requirements could impact the amount of availability we may borrow under our revolving lines of credit and the cost of our borrowings; Corporate strategy – we may not achieve the intended effects of our business strategy; Termination provisions - certain contracts contain termination provisions and pricing risks; Failure to perform – our failure or inability to perform under customer contracts could result in damage to our reputation and give rise to legal claims; Acquisitions – managing or integrating past and future acquisitions may strain our resources; Business interruptions – natural disasters or failures with hardware, software or utilities could adversely affect our ability to complete normal business processes; Tax filings – regulatory challenges to our tax filing positions could result in additional taxes; Personnel - our business is dependent upon the availability of qualified personnel and we may lose key personnel which could cause our business to suffer; Litigation – we may be exposed to employment–related claims and costs and we are a defendant in a variety of litigation and other actions from time to time; Government Regulation - government regulation may significantly increase our costs; International operations – we are subject to business risks associated with our operations in Canada, which could make those operations significantly more costly; and Common stock – the price of our common stock may fluctuate significantly, which may result in losses for our investors. These and additional factors discussed in this release and in Spherion’s filings with the Securities and Exchange Commission could cause the Company’s actual results to differ materially from any projections contained in this release.

Spherion Corporation prepares its financial statements in accordance with generally accepted accounting principles (GAAP). Adjusted earnings from continuing operations is a non-GAAP financial measure, which excludes certain non-operating related charges. Items excluded from the calculation of adjusted earnings from continuing operations include restructuring and other charges related to cost reduction initiatives, and adjustments to tax valuation allowances. Adjusted EBITDA from continuing operations is a non-GAAP financial measure which excludes interest, restructuring and other charges, taxes, depreciation and amortization from earnings from continuing operations. Adjusted earnings and adjusted EBITDA from continuing operations are key measures used by management to evaluate its operations. Adjusted earnings and adjusted EBITDA from continuing operations should not be considered measures of financial performance in isolation or as an alternative to net earnings (loss) from continuing operations or net earnings (loss) as determined in the Statement of Operations in accordance with GAAP, and, as presented, may not be comparable to similarly titled measures of other companies. This measure has material limitations. Items excluded from adjusted earnings from continuing operations are significant components in understanding and assessing financial performance.

SPHERION CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	September 27,	September 28,
	2009	2008
Revenues(1)	$420,197	$542,175
Cost of services	338,558	423,628
Gross profit(2)	81,639	118,547
Selling, general and administrative expenses	77,460	108,412
Amortization of intangibles	1,624	2,037
Interest expense	1,228	1,573
Interest income	(41)	(69)
Restructuring and other charges	896	-
	81,167	111,953

Earnings from continuing operations before income taxes	472	6,594
Income tax expense	(525)	(2,486)

(Loss) earnings from continuing operations	(53)	4,108
Earnings from discontinued operations, net of tax	-	56
Net (loss) earnings	$(53)	$4,164

(Loss) earnings per share, Basic and Diluted:
(Loss) earnings from continuing operations	$-	$0.08
Earnings from discontinued operations	-	-
	$-	$0.08

Weighted-average shares used in computation of (loss) earnings per share:
Basic	51,743	52,336
Diluted	51,743	52,873

(1) Includes sales of all company-owned and franchised offices and royalties on sales of area-based franchised offices.

(2) Gross profit is revenues less temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers' compensation, benefits, billable expenses and other direct costs.

SPHERION CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Nine Months Ended
	September 27,	September 28,
	2009	2008
Revenues(1)	$1,255,246	$1,681,615
Cost of services	1,007,356	1,304,713
Gross profit(2)	247,890	376,902
Selling, general and administrative expenses	243,923	347,190
Amortization of intangibles	4,879	6,124
Interest expense	2,713	4,897
Interest income	(131)	(320)
Restructuring and other charges	5,069	1,940
	256,453	359,831

(Loss) earnings from continuing operations before income taxes	(8,563)	17,071
Income tax benefit (expense)	2,460	(5,421)

(Loss) earnings from continuing operations	(6,103)	11,650
Loss from discontinued operations, net of tax	(399)	(3,898)
Net (loss) earnings	$(6,502)	$7,752

(Loss) earnings per share, Basic:(3)
(Loss) earnings from continuing operations	$(0.12)	$0.22
Loss from discontinued operations	(0.01)	(0.07)
	$(0.12)	$0.14

(Loss) earnings per share, Diluted:(3)
(Loss) earnings from continuing operations	$(0.12)	$0.21
Loss from discontinued operations	(0.01)	(0.07)
	$(0.12)	$0.14

Weighted-average shares used in computation of (loss) earnings per share:
Basic	52,022	54,143
Diluted	52,022	54,668

(1)	Includes sales of all company-owned and franchised offices and royalties on sales of area-based franchised offices.
(2)	Gross profit is revenues less temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers' compensation, benefits, billable expenses and other direct costs.
(3)	(Loss) earnings per share amounts are calculated independently for each component and may not add due to rounding.

SPHERION CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share data)

	September 27,	December 28,
Assets	2009	2008
Current Assets:
Cash and cash equivalents	$5,555	$7,601
Receivables, less allowance for doubtful accounts of $2,353 and $2,978, respectively	229,499	269,203
Deferred tax asset	9,074	11,198
Other current assets	13,481	14,430
Total current assets	257,609	302,432
Property and equipment, net of accumulated depreciation of $136,009
and $128,323 respectively	54,275	67,269
Deferred tax asset	137,745	132,412
Goodwill, trade names and other intangibles, net	61,380	65,856
Other assets	21,719	16,412
	$532,728	$584,381

Liabilities and Stockholders' Equity
Current Liabilities:
Current portion of long-term debt and revolving lines of credit	$15,671	$37,699
Accounts payable and other accrued expenses	59,327	67,638
Accrued salaries, wages and payroll taxes	47,594	49,888
Accrued insurance reserves	20,308	20,145
Accrued income tax payable	678	1,236
Other current liabilities	6,564	13,234
Total current liabilities	150,142	189,840
Long-term debt, net of current portion	1,541	1,646
Accrued insurance reserves	14,434	16,912
Deferred compensation	13,635	12,404
Other long-term liabilities	5,140	7,391
Total liabilities	184,892	228,193
Stockholders' Equity:
Preferred stock, par value $0.01 per share; authorized, 2,500,000 shares;
none issued or outstanding	-	-
Common stock, par value $0.01 per share; authorized, 200,000,000; issued
65,341,609 shares	653	653
Treasury stock, at cost, 15,392,803 and 13,860,739 shares, respectively	(110,675)	(106,500)
Additional paid-in capital	852,872	850,653
Accumulated deficit	(398,384)	(391,882)
Accumulated other comprehensive income	3,370	3,264
Total stockholders' equity	347,836	356,188
	$532,728	$584,381

SPHERION CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
	2009	2008	2009	2008
Adjusted earnings (loss) from continuing operations	$493	$4,108	$(3,016)	$11,767

Adjustment of tax valuation allowance	-	-	-	1,064

Restructuring and other charges, net of tax benefit	(546)	-	(3,087)	(1,181)

(Loss) earnings from continuing operations	(53)	4,108	(6,103)	11,650

Earnings (loss) from discontinued operations, net of tax	-	56	(399)	(3,898)

Net (loss) earnings	$(53)	$4,164	$(6,502)	$7,752

Per share-Diluted amounts (1) :
Adjusted earnings (loss) from continuing operations	$0.01	$0.08	$(0.06)	$0.22

Adjustment of tax valuation allowance	-	-	-	0.02

Restructuring and other charges, net of tax benefit	(0.01)	-	(0.06)	(0.02)

Earnings (loss) from continuing operations	-	0.08	(0.12)	0.21

Loss from discontinued operations, net of tax	-	-	(0.01)	(0.07)

Net earnings (loss)	$-	$0.08	$(0.12)	$0.14

Weighted-average shares used in computation of earnings (loss) per share	51,743	52,873	52,022	54,668
(1) Earnings (loss) per share amounts are calculated independently for each component and may not add due to rounding.

RECONCILIATION OF ADJUSTED EBITDA TO (LOSS) EARNINGS FROM CONTINUING OPERATIONS
	Three Months Ended		Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
	2009	2008	2009	2008
Adjusted EBITDA from continuing operations	$9,162	$15,426	$19,156	$45,658

Interest income	41	69	131	320

Restructuring and other charges	(896)	-	(5,069)	(1,940)

Interest expense	(1,228)	(1,573)	(2,713)	(4,897)

Depreciation and amortization (2)	(6,607)	(7,328)	(20,068)	(22,070)

Earnings (loss) from continuing operations before income taxes	472	6,594	(8,563)	17,071

Income tax (expense) benefit	(525)	(2,486)	2,460	(5,421)

(Loss) earnings from continuing operations	$(53)	$4,108	$(6,103)	$11,650

Adjusted EBITDA as a percentage of revenue	2.2%	2.8%	1.5%	2.7%
(2) Includes depreciation and amortization from continuing operations only.

SPHERION CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(unaudited, dollar amounts in thousands)

	Three Months Ended			Nine Months Ended
	September 27,	June 28,	September 28,	September 27,	September 28,
	2009	2009	2008	2009	2008

Revenues:
Professional Services	$160,873	$171,184	$225,348	$513,829	$724,860
Staffing Services	259,324	237,943	316,827	741,417	956,755
Segment revenues	$420,197	$409,127	$542,175	$1,255,246	$1,681,615

Gross profit:
Professional Services	$43,045	$47,253	$65,723	$138,646	$216,486
Staffing Services	38,594	35,897	52,824	109,244	160,416
Segment gross profit	$81,639	$83,150	$118,547	$247,890	$376,902

Segment SG&A:
Professional Services	$(35,995)	$(39,299)	$(56,671)	$(120,968)	$(179,786)
Staffing Services	(38,371)	(36,550)	(47,492)	(113,728)	(154,875)
Segment SG&A	$(74,366)	$(75,849)	$(104,163)	$(234,696)	$(334,661)

Segment operating profit (loss):
Professional Services	$7,050	$7,954	$9,052	$17,678	$36,700
Staffing Services	223	(653)	5,332	(4,484)	5,541
Segment operating profit (loss)	7,273	7,301	14,384	13,194	42,241

Unallocated corporate costs	(3,094)	(2,983)	(4,249)	(9,227)	(12,529)
Amortization of intangibles	(1,624)	(1,625)	(2,037)	(4,879)	(6,124)
Interest expense	(1,228)	(727)	(1,573)	(2,713)	(4,897)
Interest income	41	37	69	131	320
Restructuring and other charges	(896)	(374)	-	(5,069)	(1,940)

Earnings (loss) from continuing
operations before income taxes	$472	$1,629	$6,594	$(8,563)	$17,071

MEMO:

Gross profit margin:
Professional Services	26.8%	27.6%	29.2%	27.0%	29.9%
Staffing Services	14.9%	15.1%	16.7%	14.7%	16.8%
Total Spherion	19.4%	20.3%	21.9%	19.7%	22.4%

Segment SG&A:
Professional Services	22.4%	23.0%	25.1%	23.5%	24.8%
Staffing Services	14.8%	15.4%	15.0%	15.3%	16.2%
Total Spherion	17.7%	18.5%	19.2%	18.7%	19.9%

Segment operating profit (loss):
Professional Services	4.4%	4.6%	4.0%	3.4%	5.1%
Staffing Services	0.1%	(0.3%)	1.7%	(0.6%)	0.6%
Total Spherion	1.7%	1.8%	2.7%	1.1%	2.5%

Segment revenue per billing day:
Professional Services	$2,554	$2,696	$3,577	$2,704	$3,815
Staffing Services	$4,116	$3,747	$5,029	$3,902	$5,036
Total Spherion (1)	$6,670	$6,443	$8,606	$6,607	$8,851

Supplemental Cash Flow and Other Information:
Operating cash flow	$(7,822)	$26,474	$7,066	$30,574	$43,706
Capital expenditures	$303	$703	$2,356	$1,834	$7,219
Depreciation and amortization	$6,607	$6,674	$7,328	$20,068	$22,070
DSO	50	50	53	50	53
Billing Days	63.0	63.5	63.0	190.0	190.0

(1) Segment Revenue per billing day is calculated independently for each segment and may not add due to rounding.

SPHERION CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited, dollar amounts in thousands)

Three Months Ended				Nine Months Ended
September 27,		June 28,	September 28,	September 27,	September 28,
2009		2009	2008	2009	2008
Professional Services
Revenues by Skill:
Information Technology	$110,584	$112,673	$142,074	$340,554	$451,274
Finance & Accounting	20,527	22,990	25,758	65,948	84,170
Administration	14,431	18,848	29,709	55,710	95,161
Other	15,331	16,673	27,807	51,617	94,255
Segment Revenues	$160,873	$171,184	$225,348	$513,829	$724,860

Revenues by Service:
Temporary Staffing & Other	$156,024	$166,475	$213,112	$499,160	$682,823
Permanent Placement	4,849	4,709	12,236	14,669	42,037
Segment Revenues	$160,873	$171,184	$225,348	$513,829	$724,860

Gross Profit Margin by Service:
(As % of Applicable Revenues)
Temporary Staffing & Other	24.5%	25.6%	25.1%	24.8%	25.5%
Permanent Placement	100.0%	100.0%	100.0%	100.0%	100.0%
Total Professional Services	26.8%	27.6%	29.2%	27.0%	29.9%

Revenues per billing day by Skill: (1)
Information Technology	$1,755	$1,774	$2,255	$1,792	$2,375
Finance & Accounting	$326	$362	$409	$347	$443
Administration	$229	$297	$472	$293	$501
Other	$243	$263	$441	$272	$496

Revenues per billing day by Service: (1)
Temporary Staffing & Other	$2,477	$2,622	$3,383	$2,627	$3,594
Permanent Placement	$77	$74	$194	$77	$221

Staffing Services
Revenues by Skill:
Clerical	$157,691	$151,296	$189,953	$470,145	$573,674
Light Industrial	101,633	86,647	126,874	271,272	383,081
Segment Revenues	$259,324	$237,943	$316,827	$741,417	$956,755

Revenues by Service:
Temporary Staffing & Other	$257,975	$236,629	$313,633	$736,984	$945,512
Permanent Placement	1,349	1,314	3,194	4,433	11,243
Segment Revenues	$259,324	$237,943	$316,827	$741,417	$956,755

Gross Profit Margin by Service:
(As % of Applicable Revenues)
Temporary Staffing & Other	14.4%	14.6%	15.8%	14.2%	15.8%
Permanent Placement	100.0%	100.0%	100.0%	100.0%	100.0%
Total Staffing Services	14.9%	15.1%	16.7%	14.7%	16.8%

Revenues per billing day by Skill: (1)
Clerical	$2,503	$2,383	$3,015	$2,474	$3,019
Light Industrial	$1,613	$1,365	$2,014	$1,428	$2,016

Revenues per billing day by Service: (1)
Temporary Staffing & Other	$4,095	$3,726	$4,978	$3,879	$4,976
Permanent Placement	$21	$21	$51	$23	$59
(1) Segment Revenue per billing day is calculated independently for each segment and may not add due to rounding.